Exhibit 99.1

Marc M. Rossell

(212) 801-6416

rossellm@gtlaw.com

December 20, 2017

Via Email: dcaoletters@sec.gov

Securities and Exchange Commission

Division of Corporation Finance

Office of the Chief Accountant

100F Street NE

Washington, DC 20549

Re:	Corporación America Airports S.A. Registration Statement on Form F-l Publicly Filed December 5, 2017 - Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

On behalf of our client, Corporación America Airports S.A., a Luxembourg company (the “Company”), and in connection with a proposed initial public offering of the Company’s ordinary shares, we hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”), the Registration Statement on Form F-l (the “Registration Statement”) must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of the confidential initial submission on October 5, 2017, the Company’s Registration Statement satisfied Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-l, because it contained audited financial statements for the two years ended December 31, 2015 and 2016, and at the time of the second confidential submission on November 17, 2017, the Company’s Registration Statement satisfied Item 8.A.4 of Form 20-F, because it contained audited financial statements for the two years ended December 31, 2015 and 2016 and unaudited financial statements for the nine months ended September 30, 2016 and 2017, in each case prepared in accordance with International Financial Reporting Standards. However, the Company anticipates filing at least one amendment after December 31, 2017 containing the same financial statements as those that are contained in its second confidential filing because its audited financial statements will not be available until March 2018.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of

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Securities and Exchange Commission

December 20, 2017

Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissuesl 104.htm) at Section III.B.c, in which the Staff notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrants must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, we as counsel to the Company, represent to the Commission that:

1.       The Company is not currently a public reporting company in any other jurisdiction.

2.       The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.

3.       Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4.       The Company does not anticipate that its audited financial statements for the year ended December 31, 2017 will be available until March 2018.

5.       In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

We will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact Marc Rossell at (212) 801-6416 or Randy Bullard at (305) 579-0532, both of Greenberg Traurig LLP, if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours,

/s/ Marc M. Rossell
Marc M. Rossell

cc:	Raul Francos Raul Galante

Corporación America Airports S.A.

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